UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Friedman, Billings, Ramsey Group, Inc.

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FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The Annual Meeting of Shareholders of Friedman, Billings, Ramsey Group, Inc., a Virginia corporation (the “Company”), will be held at the Ritz-Carlton Georgetown Hotel, 3100 South Street, N.W., Washington, D.C., 20007 on Thursday, June 8, 2006, at 9:00 a.m., to vote on the following proposals:

1.	The election of nine directors of the Company;

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2006; and

3.	The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Record Date for the meeting, used to determine which shareholders are entitled to vote at the meeting and receive these materials, is April 17, 2006. This Notice, the attached Proxy Statement and the enclosed form of proxy for the meeting are first being sent to shareholders on or about April 28, 2006. A list of shareholders will be available at the meeting and for ten days prior to the meeting at the Company’s offices, 1001 Nineteenth Street North, 11th Floor, Arlington, Virginia 22209.

By Order of the Board of Directors,

William J. Ginivan
Chief Legal Officer

April 28, 2006

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

PROXY STATEMENT

GENERAL

The Board of Directors of Friedman, Billings, Ramsey Group, Inc., a Virginia corporation (the “Company”), is soliciting proxies to be used at your 2006 Annual Meeting to vote on the matters described in the Notice of Annual Meeting. The term “FBR”, as used herein, refers to the Company and its predecessors, which were first formed in 1989.

VOTING AND OUTSTANDING SHARES

Holders of record of Class A common stock and holders of record of Class B common stock on April 17, 2006, the Record Date, may vote at the Annual Meeting. On the Record Date, 160,605,636 shares of Class A common stock and 13,225,249 shares of Class B common stock were outstanding and entitled to vote at the Annual Meeting. No other voting securities of the Company were outstanding. Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held on the record date and each holder of shares of Class B common stock is entitled to three votes for each share of Class B common stock held on the Record Date. Holders of Class A common stock and Class B common stock vote together without regard to class on the matters that will come before the Annual Meeting.

The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of certain of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and telegraph from brokerage houses and other stockholders. The Company will also reimburse banks, brokers and other nominees in whose names shares are registered for out-of-pocket expenses incurred by them to furnish this Proxy Statement and related materials concerning the Annual Meeting to beneficial owners.

If you return your executed proxy in time to permit its review and count, your shares will be voted as you direct. You can specify whether shares represented by the proxy are to be voted for the election of all nominees for director or are to be withheld from some or all of them. You also can specify approval, disapproval or abstention as to the selection of an independent public accounting firm.

If your proxy card does not specify how you want to vote your shares, they will be voted “for” the election of all nominees for director, and “for” ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

You may revoke your proxy at any time before it is exercised by written notice to the Corporate Secretary, by timely submission of a properly executed later-dated proxy or by voting in person at the Annual Meeting. Your attendance at the Annual Meeting, by itself, is not enough to revoke your proxy.

A majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on that matter. The election of directors requires a plurality of the votes cast by the shares entitled to vote on the election of directors at the Annual Meeting. The ratification of the selection of an independent auditor requires a majority of the votes that could be cast by the shares that are present in person or represented by proxy at the Annual Meeting.

The total number of votes that could be cast at the Annual Meeting is the sum of votes cast and abstentions. Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum, but are not counted as votes cast for or against the proposals, and as a result will not affect the outcome of the votes. Proxies submitted by brokers that do not indicate a vote for any of the items (so-called “broker non-votes”) are considered “shares present” for purposes of establishing a quorum but will not affect the outcome of the vote.

The Company does not know of any other matter to be presented at the Annual Meeting. Under the Company’s Bylaws, no business other than that stated in the Notice of Annual Meeting of Shareholders may be transacted at the Annual Meeting. The proxy being solicited does, however, convey discretionary authority to the persons named therein as proxies to vote on matters incident to the conduct of the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote properly may be taken, the shares represented by proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting those shares.

The Company’s executive offices are located at 1001 Nineteenth Street North, Arlington, Virginia 22209.

PROPOSAL 1.

ELECTION OF DIRECTORS

Nine directors will be elected at the Annual Meeting. The Nominating and Governance Committee has nominated all current board members for reelection, and has nominated for election a director candidate to fill the vacancy created by Emanuel J. Friedman’s retirement in 2005. More information on the nominees is provided below. This information has been given to the Company by the nominees. Each director elected at the Annual Meeting will serve until the next annual meeting of the shareholders or until earlier retirement, resignation or removal.

If unforeseen circumstances (for example, death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, your shares will be voted for that other person.

Proxies cannot be voted at the Annual Meeting for more than these nine nominees, except as described above.

Nominees:

ERIC F. BILLINGS    Mr. Billings, age 53, is Chairman and Chief Executive Officer. Since co-founding the Company in 1989, he has continuously served as a director. He served as Vice Chairman and Chief Operating Officer from 1989 to 1999, and as Vice Chairman and Co-Chief Executive Officer from 1999 to April 2003, when he became Co-Chairman and Co-Chief Executive Officer. Mr. Billings became Chairman and Chief Executive Officer on April 28, 2005. Mr. Billings is the brother of Mr. Jonathan Billings, who is Head of Institutional Brokerage at FBR. Mr. Billings serves on the boards of Wish Friends, Inc., The Washington Scholarship Fund and Catholic Charities.

DANIEL J. ALTOBELLO    Mr. Altobello, age 65, has served as lead director of the Company since June 26, 2000. Since October 1, 2000, Mr. Altobello, chairman of Altobello Family LP, has been a private investor and active board member of several companies. From September 1995 until October 2000, Mr. Altobello was the Chairman of Onex Food Services, Inc., the parent of Caterair International, Inc. and LSG/SKY Chefs. He is a member of the Board of Directors of DiamondRock Hospitality Company, JER Investors Trust, Inc., MESA Air Group, World Airways, Inc., and Media Bay, Inc. Mr. Altobello serves on the advisory board of Thayer Capital Partners and on the boards of two non-reporting companies, Associated Asphalt and Mercury Air Group. Mr. Altobello is also a trustee of Loyola Foundation, Inc.

PETER A. GALLAGHER    Mr. Gallagher, age 65, served as a director of FBR Asset Investment Corporation since August 2000 and, upon the merger of FBR Asset Investment Corporation with the Company in March of 2003, he became a director of the Company. Mr. Gallagher retired in May, 2004 as the President and Chief Executive Officer of America’s Promise — the Alliance for Youth, a non-profit organization dedicated to building the character and competence of America’s youth, in which capacity he had served since July 1997. From 1994 through 1996, Mr. Gallagher served as Chief Executive Officer of Source One Financial Services, Inc., and from l989 through 1993 he served as Senior Vice President of AT&T Consumer Affairs. Mr. Gallagher has also served as a member of the Board of Trustees of Pew Charitable Trust — Partnership for Civic Change; VHA Health Foundation, Inc., and the National Assembly of Health and Human Service Organizations, and from 1996 through 1999 he served as Vice Chairman of the District of Columbia Emergency Board of Education.

STEPHEN D. HARLAN    Mr. Harlan, age 72, served as a director of FBR Asset Investment Corporation since its founding in 1997 and, upon the merger of FBR Asset Investment Corporation with the Company in March of 2003, he became a director of the Company. He is the Chairman of Harlan Enterprises, LLC, a specialized real estate firm that provides mortgage banking, finance, and investment advising services to commercial real estate investors. Before joining Harlan Enterprises, LLC, he was Chairman of H.G. Smithy from 1994 to 2001. Mr. Harlan was Vice Chairman of KPMG Peat Marwick, where he also served on KPMG’s International Council, Board of Directors, and Management committee. In June 1995, President Clinton appointed Mr. Harlan to the District of Columbia Financial Responsibility and Management Assistance Authority, where he served as Vice Chairman until September 1998. Mr. Harlan is a member of the board of directors of Harris Interactive Inc.

and of ING Direct Bank. He is also a director of Medstar Health, a director of the Loughran Foundation, and a Trustee of the Carnegie Endowment for International Peace.

RUSSELL C. LINDNER    Mr. Lindner, age 51, served as a director of FBR Asset Investment Corporation since 1999 and, upon the merger of FBR Asset Investment Corporation with the Company in March of 2003, he became a director of the Company. He is currently the Chairman and Chief Executive Officer of the Forge Company, the parent company of Colonial Parking, Inc., and Bear Saint Properties, Inc., a real estate investment advisory firm. He has served as Chairman of the Forge Company since January 1, 1994. Mr. Lindner is a director and member of the executive committee of the Federal City Council, a director of the Greater Washington Board of Trade, and is Vice Chairman of the board of trustees of the Landon School. He also serves on the advisory board of SunTrust Bank (Metro DC).

RALPH S. MICHAEL, III    Mr. Michael, age 51, is currently the President and Chief Operating Officer of The Ohio Casualty Insurance Company. From 2003 to 2005 he was executive vice president and manager of private asset management and held other positions with U.S. Bank. From 1979 to 2002 he held various executive and management positions with PNC Financial Services Group. Mr. Michael is a director of Key Energy Services, Inc., Integrated Alarm Services Group, Inc., and Cincinnati Bengals, Inc. He is also a trustee of Xavier University (Ohio).

W. RUSSELL RAMSEY    Mr. Ramsey, age 46, has continuously served as a director since co-founding FBR in 1989. In May 2001, Mr. Ramsey founded the Ramsey Asset Management group of companies, of which he currently serves as Chairman and Chief Executive Officer. He served as President and Secretary of FBR from 1989 to 1999 and as President and Co-Chief Executive Officer of FBR from 1999 to 2001. Mr. Ramsey is a member of the board of Directors of Quanta Capital Holdings Ltd. and JER Investors Trust. Mr. Ramsey is Vice Chairman of the George Washington University Board of Trustees and a member of the Council of Advisors of the National Geographic Society.

WALLACE L. TIMMENY    Mr. Timmeny, age 68, has served as a director of the Company since December 29, 1997. From 1979 to the present, Mr. Timmeny has been a securities attorney in private practice, currently as a partner in the Washington, D.C. office of Dechert LLP, which he joined in 1996. From 1965 to 1979, Mr. Timmeny was an attorney with the U.S. Securities and Exchange Commission (“SEC”) and ultimately the Deputy Director of the Division of Enforcement of the SEC. Mr. Timmeny has served as an adjunct professor at American University School of Law, George Mason University School of Law and Georgetown University School of Law. Mr. Timmeny is a past chairman of the Executive Council of the Securities Law Committee of the Federal Bar Association. Mr. Timmeny is a director of Waste Services, Inc. Mr. Timmeny and his law firm have provided and are expected to continue to provide legal services to the Company.

JOHN T. WALL    Mr. Wall, age 64, has served as a director of the Company since October 1, 2002. Mr. Wall is currently the Chairman and CEO of Capital Markets Advisors, Inc., a firm that provides financial markets advisory services, a position that Mr. Wall has held since the firm’s formation in December 2002. From 1965 to October 2002, Mr. Wall served in various management roles at the NASD, Inc. and the Nasdaq Stock Market, most recently serving as President of Nasdaq International, Ltd.. Mr. Wall currently serves on the Board of the Caisse de depot et placement du Quebec. He also serves as a director of the Macklin Business Institute of Montgomery College. Mr. Wall has also served on numerous industry committees and boards including the National Securities Clearing Corporation, The Options Clearing Corporation and EASDAQ.

Board Recommendation

Your Board of Directors recommends a vote “For” the nominees named in this proposal.

PROPOSAL 2.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of PricewaterhouseCoopers LLP (“PwC”) to audit the Company’s consolidated financial statements for 2006, and recommends to the shareholders ratification of the appointment of PwC as the Company’s independent registered public accounting firm for 2006. If the selection of PwC is not ratified by the shareholders, the Audit Committee will consider that fact in its review and future selection of the independent registered public accounting firm.

During the Company’s two most recent fiscal years ended December 31, 2005 and 2004, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to PwC’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

None of the reportable events described under Item 304(a)(1)(v) of SEC Regulation S-K occurred within the Company’s two most recent fiscal years.

The audit reports of PwC on the consolidated financial statements of the Company and subsidiaries as of and for the fiscal years ended December 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2005 and 20034 the Company did not consult with any other auditors regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of SEC Regulation S-K.

During 2005, other than tax compliance services related to the preparation of K-1 tax returns for investment partnerships for which the Company is the general partner, PwC did not provide any services to the Company other than audit and audit related services.

Representatives of PwC will be present at the Annual Meeting, will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

PRINCIPAL AUDITOR FEES AND SERVICES

Aggregate fees for professional services rendered for the Company by PwC for the years ended December 31, 2005 and 2004 were:

	2005	2004
Audit	$3,197,400	$2,309,300
Audit related	$—	$—
Tax:
Compliance	$331,250	$266,500
Other	$—	$—
All other fees	$—	$—

Total	$3,528,650	$2,575,800

The Audit fees for the years ended December 31, 2005 and 2004, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company and subsidiary audits, including quarterly reviews, related investment fund audits for which the Company is the general partner, managing member, or manager, issuance of comfort letters, consents, income tax provision procedures and assistance and review of documents filed with the SEC. The audit fees for 2005 include the audit of internal control over financial reporting.

Tax compliance fees for fiscal 2005 and 2004 were services related to the preparation of K-1 tax returns for investment funds for which the Company is the general partner, managing member or manager. It is the Audit Committee’s policy to review and, if appropriate, approve any audit and non-audit services prior to rendering of such services.

Board Recommendation

The Board of Directors recommends a vote For ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

CORPORATE GOVERNANCE

Independence of our Board of Directors

Our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange (NYSE) require that a majority of our directors must be independent directors. Our Board has adopted as categorical standards for independence the independence standards set forth in the NYSE listed company manual as currently in effect to provide a baseline for determining independence. The NYSE independence standards are available in the Corporate Governance Section of our Website at www.fbr.com. In making independence determinations, the Board broadly considers all relevant facts and circumstances, including, among other factors, the extent to which FBR makes charitable contributions to tax exempt organizations with which the director, or director’s immediate family member, is affiliated. Using these criteria, the Board has affirmatively determined that the following members of our Board have no material relationship with the Company and are independent for purposes of the NYSE’s listing standards for directors: Daniel J. Altobello, Peter A. Gallagher, Stephen D. Harlan, Russell C. Lindner, Wallace L. Timmeny and John T. Wall. The Board also has affirmatively determined that Ralph S. Michael III, a nominee for election as a director who is not an incumbent, has no material relationship with the Company and is independent for purposes of the NYSE’s listing standards. If the nominees are elected, we will have nine directors, including these seven independent directors.

Board Meetings and Executive Sessions of our Non-Management Directors

The Board of Directors held 10 meetings during 2005. Each of the incumbent directors attended at least 75% of the total number of meetings of the Board and Board Committees on which they serve.

In accordance with FBR’s Corporate Governance Guidelines adopted in October 2003, the non-management directors of the Company meet without the management directors being present at least quarterly. The non-management directors held four non-management executive sessions in 2005. Mr. Altobello, the Lead Director, chairs the meetings of the non-management directors. Shareholders and other interested persons may contact the Lead Director in writing by mail directed to the Corporate Secretary, Friedman, Billings, Ramsey Group, Inc., 1001 Nineteenth Street North, Arlington, Virginia 22209.

During their current term, the directors participated in a corporate governance training session conducted by the law firm of Gibson, Dunn & Crutcher, LLP.

Committee Responsibilities and Meetings

The Board has five standing committees:    The Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Risk Policy and Compliance Committee and the Charitable Giving Committee. From time to time the Board of Directors may establish other standing or special committees to discharge specific duties delegated to such committees by the Board.

The Audit Committee:    The members of the Audit Committee are Mr. Harlan, who serves as Chairman of the Committee, Mr. Altobello, Mr. Gallagher and Mr. Wall. The Audit Committee assists the Board of Directors in monitoring the Company’s financial reporting process, and is solely responsible for hiring and monitoring the independence and performance of the Company’s independent auditors. The Board has determined that each member of the Audit Committee is an “independent” director under the independence standards for audit committee members in the rules promulgated by the SEC under the Securities Exchange Act of 1934 and in the NYSE listing standards. The Board has determined that Mr. Harlan is qualified as an audit committee financial expert, within the meaning of SEC regulations, and possesses related financial management expertise within the meaning of the listing standards of the NYSE. The Board has also determined in the case of Mr. Altobello, who currently serves on the audit committees of three other public companies, that such service does not impair Mr. Altobello’s ability to serve effectively on our Audit Committee. The Audit Committee met 11 times in 2005. The Board of Directors has adopted a written charter for the Audit Committee, which is posted in the Corporate Governance section of the Company’s website at www.fbr.com.

The Compensation Committee:    The members of the Compensation Committee are Mr. Altobello, who serves as Chairman of the Committee, Mr. Gallagher and Mr. Wall. The Board has determined that each member of the Compensation Committee is independent as defined in the NYSE listing standards. The Compensation Committee reviews the Company’s compensation plans and makes recommendations concerning those plans and concerning executive officer compensation. The Compensation Committee met six times in 2005. The Board of Directors has adopted a written charter for the Compensation Committee, which is posted in the Corporate Governance section of the Company’s website at www.fbr.com.

The Nominating and Governance Committee:    The members of the Nominating and Governance Committee are Mr. Lindner, who serves as Chairman of the Committee, Mr. Gallagher and Mr. Timmeny. The Board has determined that each member of the Nominating and Governance Committee is independent as defined in the NYSE listing standards. The Nominating and Governance Committee assists the Board of Directors in identifying individuals qualified to become Board members, plays a leadership role in shaping the governance of the Company and oversees the evaluation of the Board. The Nominating and Governance Committee met three times in 2005. The Board of Directors has adopted a written charter for the Nominating and Governance Committee, which is posted in the Corporate Governance section of the Company’s website at www.fbr.com.

The Risk Policy and Compliance Committee:    The members of the Risk Policy and Compliance Committee are Mr. Timmeny, who serves as Chairman of the Committee, Mr. Harlan, Mr. Lindner and Mr. Wall. The Board has determined that each member of the Risk Policy and Compliance Committee is independent as defined in the NYSE listing standards. The Risk Policy and Compliance Committee assists the Board with respect to assessment of the Company’s risk management policies and procedures, and assessment of the Company’s compliance with legal and regulatory requirements. The Risk Management and Compliance Committee met four times in 2005. The Board of Directors has adopted a written charter for the Risk Policy and Compliance Committee, which is posted in the Corporate Governance section of the Company’s website at www.fbr.com.

The Charitable Giving Committee:    The members of the Charitable Giving Committee are Mr. Gallagher, who serves as Chairman of the Committee, Mr. Altobello, Mr. Harlan and Mr. Lindner. The Board has determined that each member of the Charitable Giving Committee is independent as defined in the NYSE listing standards. The Charitable Giving Committee assists the Board by overseeing the Company’s philanthropic program to ensure that its goals and objectives are being met in a cost effective manner and that it is being successful, in fact and in public perception, in fulfilling its responsibilities as a good corporate citizen. The Charitable Giving Committee met four times in 2005. The Board of Directors has adopted a written charter for the Charitable Giving Committee, which is posted in the Corporate Governance section of the Company’s website at www.fbr.com.

Availability of Corporate Governance Materials

Shareholders may view our corporate governance materials, including Articles of Incorporation and Bylaws of the Company, our Corporate Governance Guidelines, our Statement of Business Principles, and the charters of each of the Board Committees, on the Company’s website at www.fbr.com under Corporate Governance. We have not adopted a code of ethics that applies only to our principal executive officer, principal financial officer and principal accounting officer, because our Statement of Business Principles is broadly written to cover these officers and their activities. Copies of these corporate governance materials may also be obtained free of charge by submitting a written request to the Corporate Secretary, Friedman, Billings, Ramsey Group, Inc., 1001 Nineteenth Street North, Arlington, Virginia 22209.

Director Nominations

The Company’s Nominating and Governance Committee’s responsibilities include, as noted above and as described in the Committee’s charter, seeking, screening and recommending director candidates for nomination to serve on our Board of Directors. The Company’s Corporate Governance Guidelines also contain information concerning the responsibilities of the Nominating and Governance Committee with respect to identifying and evaluating director candidates.

Director Candidate Recommendations and Nominations by Shareholders

The Nominating and Governance Committee will consider director candidates recommended by shareholders under the conditions described in this paragraph. A shareholder may nominate person(s) for election to the Board of Directors in compliance with applicable Virginia state law and the Company’s Bylaws. No persons were nominated by shareholders for election to the Board of Directors at the 2006 Annual Meeting. The Company’s Bylaws require that any such proposals or nominations for the Company’s 2007 Annual Meeting must be received by the Company no earlier than February 10, 2007, and no later than March 12, 2007. Any such notice must satisfy the other requirements with respect to such proposals and nominations contained in the Company’s Bylaws. If a shareholder fails to meet these requirements or deadlines or fails to comply with the requirements of SEC Rule 14a-8, such nominations will be considered out of order and will not be acted upon at the Company’s 2007 Annual Meeting. The Company may exercise discretionary voting authority under proxies it solicits to vote against any such proposal.

Process for Identifying and Evaluating Director Candidates

The Nominating and Governance Committee evaluates all director candidates in accordance with the director qualification standards described in the Company’s Corporate Governance Guidelines. The Committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members, as well as the composition of the Board as a whole. In addition, the committee will evaluate a candidate’s independence, diversity, business experience and skills, judgment, integrity, and the ability to commit sufficient time and attention to the activities of the Board, in the context of the Board’s needs. The committee evaluates any properly submitted shareholder nominations no differently than other nominations.

Communications with our Board

Stockholders wishing to communicate with the Board of Directors should send any communication to:

Corporate Secretary

Friedman, Billings, Ramsey Group, Inc.

1001 Nineteenth Street North

Arlington, Virginia 22209

Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors, a committee of the Board of Directors, or to any individual director or directors, as appropriate. If a communication is unduly hostile, threatening, illegal or similarly inappropriate, the Corporate Secretary is authorized by the Board to discard the communication or take appropriate legal action regarding the communication.

Director Attendance at Annual Meeting

The Board of Directors has not adopted a formal policy regarding director attendance at annual meetings, but encourages director attendance at annual meetings.

Contributions to Charitable Entities

The Company did not make any charitable contributions to any charitable organization in which a director served as an executive officer.

Executive Officers of the Company

Following is a list of persons serving as executive officers of the Company and their titles as of December 31, 2005.

Until he retired on April 27, 2005, Mr. Friedman was Co-Chairman and Co-Chief Executive Officer.

ERIC F. BILLINGS    Mr. Billings, age 53, is Chairman and Chief Executive Officer, a position which he assumed in April 2005. Since co-founding the Company in 1989, he has continuously served as a director. He served as Vice Chairman and Chief Operating Officer from 1989 to 1999, and as Vice Chairman and Co-Chief Executive Officer from 1999 to April 2003, when he became Co-Chairman and Co-Chief Executive Officer. Mr. Billings is the brother of Mr. Jonathan Billings, who is Head of Institutional Brokerage at FBR. Mr. Billings serves on the boards of Wish Friends, Inc., The Washington Scholarship Fund and Catholic Charities.

RICHARD J. HENDRIX    Mr. Hendrix, age 40, is President and Chief Operating Officer, a position which he assumed in April 2004. Between April 2003 and April 2004, Mr. Hendrix served as Chief Investment Officer. Prior to FBR’s merger with FBR Asset in March 2003, upon his joining FBR in 1999, Mr. Hendrix served as the President and Chief Operating Officer of FBR Asset Investment Corporation in addition to his investment banking responsibilities at FBR. Prior to joining FBR, Mr. Hendrix was a Managing Director of PNC Capital Markets’ Investment Banking group. Mr. Hendrix previously also headed PNC Capital Markets asset-backed securities business, which executed both registered underwritten and privately placed asset-backed securities transactions and administered two asset-backed commercial paper conduits. Mr. Hendrix joined PNC in 1987 and was appointed by PNC to work with FBR in 1997 in connection with a strategic alliance between the two companies.

J. ROCK TONKEL, JR.    Mr. Tonkel, age 43, is President and Head of Investment Banking, a position which he assumed in April 2004. Prior to assuming his current position, Mr. Tonkel served as Executive Vice President and Head of Investment Banking at Friedman, Billings, Ramsey & Co., Inc., FBR’s wholly owned broker-dealer subsidiary, a position he assumed in February 2002. Mr. Tonkel joined FBR in 1994 as Managing Director of Investment Banking’s Financial Institutions Group. Prior to joining FBR, Mr. Tonkel served as Special Assistant to the Director of the Office of Thrift Supervision (OTS), the regulatory agency for the savings and loan industry. Prior to OTS, Mr. Tonkel was an associate with Prudential Securities and an associate with Keefe, Bruyette & Woods, Inc. in New York City. In April 2003 he became an executive officer of the Company.

WILLIAM J. GINIVAN    Mr. Ginivan, age 55, is Senior Vice President and Chief Legal Officer. Mr. Ginivan joined FBR in January 1998 as Deputy General Counsel and was appointed to his current position in January 2000. Prior to joining FBR, Mr. Ginivan was Associate General Counsel of the Student Loan Marketing Association (Sallie Mae), and Managing Director and General Counsel of Sallie Mae’s investment banking subsidiary, Education Securities, Inc. from 1994 to 1997. Prior to joining Sallie Mae, Mr. Ginivan was an attorney in the Enforcement Division of the SEC. Mr. Ginivan is a member of the American Bar Association, Business Law Section’s Committee on Corporate Governance and serves on the Corporate Advisory Board of So Others Might Eat.

KURT R. HARRINGTON    Mr. Harrington, age 53, is Senior Vice President, Chief Financial Officer and Treasurer, a position he has held since January, 2000. Mr. Harrington joined FBR as Vice President of Finance and Treasurer in March 1997. He was previously the Chief Financial Officer of Jupiter National, Inc., a publicly traded, closed-end venture capital company. From 1980-1990, Mr. Harrington served in a number of senior financial accounting, reporting and business planning positions at MCI Communications Corporation and Marriott Corporation, in Washington, D.C. He began his career with the public accounting firms of Meahl, McNamara & Co., Boston, Massachusetts and later, Price Waterhouse, Washington, D.C. Mr. Harrington received his Certified Public Accountant certification in 1978. Mr. Harrington serves on the board of DanceSmith, a charitable organization, and is a Trustee of Nichols College.

ROBERT J. KIERNAN    Mr. Kiernan, age 40, is Vice President, Controller and Chief Accounting Officer. Mr. Kiernan joined FBR in August 2002 as Controller, and was appointed to his current position in April 2003. Prior to joining FBR, Mr. Kiernan was a senior manager in the assurance practice at Ernst & Young focusing on clients in the financial services industry. Mr. Kiernan is a Certified Public Accountant.

SECURITY OWNERSHIP

Security Ownership of Management

The information below shows, as of April 17, 2006 (the Record Date), the number of shares of Class A and Class B common stock, and shares of Class A common stock underlying options exercisable within 60 days, beneficially owned by: (a) each director and director nominee, (b) the Chairman and Chief Executive Officer and the next four highest compensated executive officers during 2005 (together with Mr. Emmanuel Friedman, who retired on April 27, 2005, the “Named Executive Officers”), and (c) the directors, director nominees and executive officers of the Company as a group. The following figures for shares outstanding of common stock outstanding as of April 17, 2006, were used for calculating ownership: Class A: 160,605,636; Class B: 13,225,249. Each share of Class B common stock has three votes.

Unless otherwise indicated in the accompanying footnotes, all of the shares of Class A and Class B common stock listed below are owned directly, and the indicated person has sole voting and investment power.

Name	Shares of Class A Common Stock		Percent of Class A Common Stock	Shares of Class B Common Stock		Percent of Class B Common Stock	Shares Acquirable Within 60 days (All Class A)		Percent of All Common Stock
Eric F. Billings, Chairman and Chief Executive Officer†	394,221	(1)	*	8,065,400	(2)	60.98%	None		4.87%
J. Rock Tonkel, Jr., President and Head of Investment Banking	1,422,743		*	330,000	(3)	2.50%	200,000		1.01%
Richard J. Hendrix, President and Chief Operating Officer	683,060		*	None			None		*
Kurt R. Harrington, Chief Financial Officer	176,144		*	None			25,750		*
William J. Ginivan, Chief Legal Officer	213,252		*	None			None		*
Daniel J. Altobello, Director	37,131		*	None			None		*
Peter A. Gallagher, Director	42,512		*	None			None		*
Stephen D. Harlan, Director	91,977		*	None			None		*
Russell C. Lindner, Director	38,419		*	None			43,800	(4)	*
W. Russell Ramsey, Director	13,953		*	947,079	(5)	7.16%	3,000		*
Wallace L. Timmeny, Director	17,869		*	None			35,000		*
John T. Wall, Director	22,953		*	None			10,000		*
Ralph S. Michael, III, Director Nominee	2,500		*	None			None		*
Emanuel J. Friedman(6)	10,582,643	(7)	6.59%	None			None		6.09%
All executive officers,(8) directors and director nominees as a group (15 persons)(9)	13,743,366		8.56%	9,342,479		70.64%	317,550		13.28%

†	Mr. Billings became Chairman and Chief Executive Officer on April 28, 2005.
*	Less than one percent
(1)	Includes 219,988 shares held by EFB Capital Corp. and distributed as part of Mr. Billings’ former pecuniary interest in FBR Weston, Limited Partnership, which Mr. Billings formerly managed; 400 shares held in trust for his children, as to which Mr. Billings disclaims beneficial ownership; and 1315 shares held by the Eric and Marianne Billings Charitable Foundation, as to which Mr. Billings shares voting and investment control.
(2)	Includes 92,260 shares held in trust for his children, as to which Mr. Billings disclaims beneficial ownership.
(3)	Includes 50,000 shares held in a family trust, as to which Mr. Tonkel disclaims beneficial ownership except to the extent of his pecuniary interest in the trust.
(4)	Consists of options held in trust for his children, as to which Mr. Lindner disclaims beneficial ownership.
(5)	Includes 92,250 shares held in trust for his children, as to which Mr. Ramsey disclaims beneficial ownership.
(6)	Mr. Friedman served as Co-Chairman and Co-Chief Executive Officer until his retirement on April 27, 2005, and is included in this table pursuant to applicable SEC regulations.
(7)	Includes 106,943 shares of restricted stock which vested upon Mr. Friedman’s retirement in April 2005 in accordance with the terms of the Company’s Long-Term Incentive Plan. Also includes 600,000 shares held in the Friedman French Foundation as to which Mr. Friedman shares voting and investment control.

(8)	Includes the beneficial ownership of Mr. Robert Kiernan.
(9)	Excluding Mr. Friedman’s holdings, all current executive officers and directors as a group own 3,158,243 shares and 1.97% of Class A common stock and 12,500,722 shares and 7.19% of all common stock.

Security Ownership of Certain Beneficial Owners

To the Company’s knowledge, based solely on information available to the Company, beneficial owners of more than 5% of the Company’s Class A common stock are as follows:

Name and Address of Beneficial Owner	Beneficially Owned	Class
Merrill Lynch & Co., Inc.(1) (on behalf of Merrill Lynch Investment Managers) World Financial Center, North Tower 250 Vesey Street New York, NY 10381	11,601,233	7.29%

Emanuel J. Friedman(2) 2107 Wilson Boulevard Suite 410 Arlington, VA 22201	10,582,643	6.6%

Eubel Brady & Suttman Asset Management, Inc.(3) 7777 Washington Village Drive Suite 210 Dayton, OH 45459	8,140,078	5.12%

(1)	Information based on a Schedule 13G filed with the SEC on February 7, 2006. The Schedule 13G indicates that Merrill Lynch & Co., Inc. is a parent holding company with shared voting and dispositive power over 11,601,233 shares of Class A common stock.

(2)	Information based on a Schedule 13G filed with the SEC on April 7, 2006. The Schedule 13G indicates that Mr. Friedman has sole voting and dispositive power over 9,982,643 shares of Class A common stock and shared voting and dispositive power over 600,000 shares of Class A common stock.

(3)	Information based on a Schedule 13G filed with the SEC on February 14, 2006. The Schedule 13G indicates that Eubel Brady & Suttman Asset Management, Inc. (“EBS”) is an investment adviser and corporation with shared voting and dispositive power over 8,140,078 shares of Class A common stock. Certain affiliates of EBS may, as a result of their ownership in and positions with EBS and other affiliated entities, be deemed to be indirect beneficial owners of 8,161,833 shares held by EBS and one affiliated entity, EBS Partners, LP. Ronald L. Eubel is the beneficial owner of an additional 413 shares of Class A common stock, as to which he has sole voting and dispositive power. Mr. Suttman is the beneficial owner of an additional 20,050 shares of Class A common stock, as to which he has sole voting and dispositive power.

Equity Compensation Plans

The following table summarizes information with respect to equity compensation as of December 31, 2005, as granted under the Friedman, Billings, Ramsey Group, Inc. 2004 Long-Term Incentive Plan and predecessor plans:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Shareholders	3,312,526	(1)	$17.25	7,988,813
Equity Compensation Plans Not Approved by Shareholders	—		—	—

(1)	The Company generally does not issue warrants or rights under its equity compensation plans. The options outstanding under the Company’s equity compensation plans are held by members of the Board of Directors and approximately 1028 employees of the Company, including its subsidiaries. The Company’s non-employee directors also receive annual awards of restricted stock units, which awards are not shown in the table above. See “Director and Management Compensation—Director Compensation.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports of ownership and changes in ownership of the Company’s securities with the SEC. During 2005, all of the Company’s directors and executive officers filed all reports required by Section 16(a) on a timely basis.

THE BOARD OF DIRECTORS

Certain Relationships and Related Transactions

Relationships with Directors

In the ordinary course of business the Company and its subsidiaries may have transactions with corporations or other entities in which its directors have an interest. None of these transactions exceeded 5% of the gross revenues of either the Company or the other corporation or entity in 2005. The Company is not indebted to any entity in which a director has an equity interest.

Mr. Timmeny is a partner at the law firm of Dechert, LLP which has, from time to time, provided legal advice to the Company’s subsidiaries regarding certain matters and is expected to continue to do so. During 2005 the Company paid Dechert approximately $2,106,572 for legal services rendered, which amounted to less than 1% of Dechert’s total revenues in such year.

Certain executives and directors may invest their personal funds in funds and securities offered by the Company or otherwise engage in transactions in the ordinary course of business involving goods and services provided by the Company, such as brokerage, investment management and financial advisory services, on the same terms and with the same conditions as those offered to other clients who are not directors, executives or employees of the Company.

From time to time we may perform investment banking, financial advisory and other services in the ordinary course of our business for entities with which some of our directors are affiliated. Any such transactions are expected to be on an arms-length basis and otherwise in the ordinary course of our business. There were no transactions in 2005 involving independent directors that would cause any of the independent directors not to satisfy the standards for independence set forth in the Listed Company Manual of the NYSE, which we have adopted as our categorical standards of independence.

Transactions Involving Affiliates

Employment of Certain Family Members

The following family members of certain executive officers are employees of the Company who earned in excess of $60,000 in 2005. Mr. Jonathan Billings, who is a brother of our Chairman and Chief Executive Officer, Mr. Eric Billings, is Executive Vice President and Head of Institutional Brokerage of Friedman, Billings, Ramsey & Co., Inc., the Company’s wholly owned broker-dealer subsidiary, and during 2005 earned $250,000 in base salary, a bonus for 2005 performance consisting of $2,653,432 in cash and 60,634 shares of restricted Class A common stock of the Company and $79,633 in dividends paid on restricted stock. Mr. Jeffrey Tonkel, who is the brother of our President and Head of Investment Banking, Mr. J. Rock Tonkel, Jr., is Managing Director, Principal Investments of the Company and during 2005 earned $146,091 in base salary, a bonus for 2005 performance of $575,000 (a significant portion of which was paid for his work on the acquisition of First NLC Financial Services, LLC), $12,150 in dividends paid on restricted stock and an award under the Company’s Long Term Incentive Plan of 5,000 shares of Restricted Class A common stock. Ms. Elisabeth Friedman, sister-in-law of Emanuel Friedman who retired as Co-Chairman and Co-CEO in April 2005, is Senior Vice President, Sales, Friedman, Billings, Ramsey & Co., Inc., and during 2005 earned $289,649 in commissions, as determined by the Company’s standard commission compensation formula, and $1,167 in dividends paid on restricted stock. Ms. Friedman is not paid a base salary.

Charter Use of Aircraft Owned by Related Parties

The Company charters for business use an airplane owned by EFB Aviation LLC, which is principally owned by Mr. Eric Billings, and an airplane owned by TB Aviation, LLC, which is principally owned by Mr. Tonkel and Mr. Jonathan Billings. The aircraft are leased through an independent aircraft management company that maintains the aircraft, hires pilots and attendants and will, on occasion, assist in the leasing of the aircraft for use by third parties. The Company only pays for business use of the aircraft. The Company pays an hourly charter rate that it believes is below market rates for comparable aircraft on comparable routes, based on an independent, external review conducted under the auspices of the Nominating and Governance Committee. The Nominating and Governance Committee reviews and reports to the Board the charter lease rates on a quarterly basis. During 2005, the Company incurred expenses of $1,169,163 for its use of Mr. Eric Billings’ airplane, and $718,586 for the use of Mr. Tonkel’s and Mr. Jonathan Billings’ airplane.

Investment in Ramsey Asset Management

Mr. Ramsey was until December 31, 2001 the Company’s President and Co-Chief Executive Officer and he remains a director of the Company. Mr. Ramsey is Chairman and Chief Executive Officer of Ramsey Asset Management, LLC (formerly BEM Capital Services LLC), which manages the RNR II (formerly Capital Crossover Partners) (“RNR II”) and RNR III investment funds. The Company is an investor in RNR II with invested capital of $15 million. The Company made its investment in RNR II based on the Company’s assessment of the potential return on the investment and because the Company believed it presented the Company with the potential for certain strategic relationships that could be beneficial to the Company’s business. In connection with services provided to RNR II, the Company earns fees and is entitled to receive three percentage points of carried interest in RNR II. For the year ended December 31, 2005, the Company recorded investment income of approximately $114,000 related to its investment in RNR II, and approximately $15,000 in connection with its carried interest. The fees the Company has received and the carried interest it is entitled to receive were determined based on negotiations with Mr. Ramsey. The Company does not control RNR II or have influence over the management, investment strategy or operations of RNR II.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

The Board of Directors has determined that each member of the Company’s Compensation Committee is independent as defined in the NYSE listing standards.

DIRECTOR AND MANAGEMENT COMPENSATION

Director Compensation

Each non-employee director receives an annual retainer of $50,000 for service on the Company’s Board, a fee of $1,500 for each in-person meeting of the Company’s Board or a Committee of the Board, and a fee of $500 for each telephonic meeting and conference call of the Company’s Board or a Committee of the Board. The Lead Director receives an additional annual retainer of $25,000, the Chairman of the Audit Committee receives an additional annual retainer fee of $15,000, and the Chairmen of the other four Committees receive an additional retainer fee of $10,000, and one half of these additional fees are paid in the Company’s restricted stock units. Non-employee directors also receive an annual grant of restricted stock units equal to $80,000 pursuant to the terms of the Friedman, Billings, Ramsey Group, Inc. Long Term Incentive Plan (“FBR Long Term Incentive Plan”). We reimburse our directors for their reasonable out-of-pocket expenses incurred in attending Board of Directors and Board Committee meetings and other corporate events that directors may be asked to attend. We also pay expenses for non-management directors to attend continuing education programs relating to their Board responsibilities, up to $4,000 per director. No separate compensation is paid to directors who are officers of the Company for their services as directors.

Report On Executive Compensation

The following Report on Executive Compensation for fiscal year 2005 is submitted by the Compensation Committee of the Board of Directors, which is composed of three of the Company’s independent, non-employee directors: Mr. Altobello (Chairman), Mr. Gallagher and Mr. Wall.

Compensation Paid to Executive Officers

In establishing executive compensation for 2005, the Compensation Committee followed a policy of setting relatively low fixed salaries for the Executive Officers and tied the bonus or “at risk” portion of each executive’s compensation directly to the Company’s profitability, and in the case of Messrs. Hendrix and Tonkel, also to the profitability of the business units for which they have operational responsibility. Therefore, in 2005, each of FBR’s executive officers received a base salary, and was eligible to receive a bonus, a portion of which would be paid as cash under the Key Employee Incentive Plan and a portion of which would be paid as restricted stock under the FBR 2004 Long-Term Incentive Plan.

Base Salaries.    Base salaries were set at relatively low levels so that a significant amount of total possible overall compensation would be determined by FBR’s profitability. Although the Compensation Committee considered several factors, including competitive factors within FBR’s industry and the past contributions and performance of each executive officer, the Compensation Committee determined to keep 2005 base salaries unchanged from 2004. The 2005 base salaries for Mr. Billings, the Company’s Chief Executive Officer, Mr. Hendrix, the Company’s President and Chief Operating Officer, and Mr. Tonkel, the President and Head of Investment Banking, remained unchanged from 2002 levels.

In early 2006, the Compensation Committee, with the assistance of an independent outside advisor retained by the Compensation Committee, reviewed the salaries and overall compensation of the Company’s senior executives. On March 15, 2006, based on the findings of the advisor and on the Committee’s assessment of the competitive factors within FBR’s industry, the Committee recommended and the Board’s independent directors approved a 2006 base salary increase for Mr. Billings to $960,000, and a 2006 base salary increase to $750,000 for each of Mr. Hendrix and for Mr. Tonkel. These base salary increases were the first since 1996 for Mr. Billings and the first since 2001 for Mr. Hendrix and Mr. Tonkel.

Annual Bonuses.    On March 29, 2005 the Compensation Committee adopted criteria under the Key Employee Incentive Plan for the establishment of a bonus pool out of which bonuses to Mr. Billings, Mr. Hendrix, Mr. Tonkel, Mr. Harrington, the Chief Financial Officer, Mr. Ginivan, the Chief Legal Officer, and Emanuel J. Friedman, who was Co-Chairman and Co-Chief Executive Officer until his retirement on April 27, 2005, would be paid based on recommended percentages of the bonus pool for each of the participants.

For 2005, the Compensation Committee established the first part of the Executive Bonus Pool as a percentage of the Company’s profitability, up to a maximum of 7%. The Compensation Committee also determined the respective portions of the pool that each of the named executive officers were to receive. In addition, Messrs. Hendrix and Tonkel were eligible to receive bonus payments determined by the profitability of each of the business units for which they have operational responsibility (principal investments for Mr. Hendrix and investment banking for Mr. Tonkel). This portion of the bonus pool was set at fixed percentages of profitability of their respective business units. In each case, profitability was defined as the Company’s or the business unit’s pre-tax net income, before deducting the executive bonus pool.

On July 26, 2005, upon the recommendation of the Compensation Committee, the Board approved a proposal by Messrs. Billings, Hendrix and Tonkel to strengthen the Company’s retention plan for its three key senior executive officers and to align further the interests of the Company’s senior executive officers with the interests of the Company’s shareholders. Messrs. Billings, Hendrix and Tonkel relinquished the cash portions of the Company’s 2005 Executive Bonus Pool which would have been available under the Key Employee Incentive Plan through June 30, 2005. The Board approved restricted stock grants, which were made on August 5, 2005, of 125,000 shares, 112,000 shares and 112,000 shares, respectively, of the Company’s Class A common stock under the Company’s Long Term Incentive Plan (“Restricted Stock”) to Messrs. Billings, Hendrix and Tonkel. Based on the Company’s stock price at the time of the Board’s decision, the grants of Restricted Stock to these three senior executives were approximately 20% less than the relinquished cash amounts for these three senior executive officers under the Executive Bonus Pool. Consistent with previous grants, the Restricted Stock awards are subject to forfeiture restrictions that will lapse ratably over the three-year period after the date of grant. Each grantee is entitled to dividends and voting rights with respect to all shares of Restricted Stock awarded, including shares subject to forfeiture restrictions. In addition, with regard to the 2005 Executive Bonus Pool, the Board approved a reduction in the Company profitability pool (defined as pre-tax net income, before deducting the Executive Bonus Pool) from 7% to 4.9%, reflecting Mr. Friedman’s retirement from the Company on April 27, 2005. All other aspects of the 2005 Executive Bonus Pool remained in effect.

On February 9, 2006, upon the recommendation of the Compensation Committee, the Board approved final bonuses for the named executive officers for 2005. In accordance with the 2005 Executive Bonus Pool criteria, neither Mr. Eric F. Billings nor Mr. Hendrix received a 2005 cash bonus, and Mr. Tonkel received a 2005 cash bonus of $2,315,396. Mr. Friedman, who retired from the Company on April 27, 2005, did not receive a 2005 bonus. Although Mr. Harrington and Mr. Ginivan were not entitled to receive bonuses for 2005 under the 2005 Executive Bonus Pool criteria, the Board approved total 2005 cash bonuses for each of them of $548,501, and also approved grants of Restricted Stock under the Company’s Long Term Incentive Plan to Messrs. Harrington and Ginivan in the amounts of 25,000 shares and 50,000 shares, respectively. The Board awarded the cash bonuses and Restricted Stock to Messrs. Harrington and Ginivan for 2005 in recognition of their 2005 performance and, in Mr. Ginivan’s case, his assumption in August 2005 of additional substantive responsibilities for the Company’s compliance departments. The Restricted Stock awards granted to Messrs. Harrington and Ginivan are subject to forfeiture restrictions that will lapse on the third anniversary of the date of grant. Each grantee will be entitled to dividends and voting rights with respect to all of the awarded shares of restricted stock, including shares subject to forfeiture restrictions.

Long Term Incentive Compensation.    As noted above and in the Summary Compensation Table on page 18, for 2005 Messrs. Billings, Hendrix and Tonkel received Restricted Stock in August, 2005. Messrs. Harrington and Ginivan received a portion of their year-end bonuses in Restricted Stock.

Stock Options.    While the FBR 2004 Long-Term Incentive Plan permits the award of stock options, none were issued to executive officers in 2005.

Employee Stock Purchase Plan.    The Company has an Employee Stock Purchase Plan (“ESPP”) that is open to employees meeting certain eligibility conditions. The named executive officers are eligible to participate in the ESPP on the same terms as other employees.

Retirement Benefits.    As part of its policy of maintaining a compensation system that is incentive driven, the Company does not provide defined benefit plans or other retirement benefits to the named executive officers, other than a defined contribution savings plan available to all Company employees pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). During 2005, FBR initiated matching contributions to certain employee contributions made under that plan. None of the named executive officers were eligible to receive such matching contributions in 2005.

Perquisites and other personal benefits.    We do not provide to our named executive officers perquisites or other personal benefits such as personal financial or tax advice, income tax preparation fees, housing or other living expenses, personal travel, car allowances, commuting expenses or payment of uninsured medical costs. We do not provide tax “gross up” payments or other tax reimbursement payments to our named executive officers. Our named executive officers are eligible to participate in the Company’s group health insurance and life insurance benefit programs on the same terms as other employees. We maintain corporate golf memberships at two facilities in the Washington, D.C. metropolitan area, which are used for business purposes. The membership in one facility is in the name of Mr. Hendrix because the club rules do not permit membership by a corporate entity.

Employment Contracts.    The Company has not entered into employment contracts with any of the named executive officers. Although from time to time in the past the Company has entered into severance arrangements with particular employees, the Company has no contractual provisions or other arrangements with any of the named executive officers which provide for payments at, following, or in connection with the resignation, severance, retirement or other termination (including constructive termination) of a named executive officer. Unvested stock options and restricted stock awards held by grantees, including named executive officers, may vest upon a change of control or following a change of control as provided under the terms of the Long Term Incentive Plan and prior plans.

2005 Compensation Paid to the Chief Executive Officer

In setting the 2005 compensation level for Mr. Billings, who has served as the Chairman and Chief Executive Officer since April 28, 2005, and for Mr. Friedman, who served as the Co-Chairman and Co-Chief Executive Officer along with Mr. Billings until Mr. Friedman’s retirement on April 27, 2005, the Compensation Committee considered several factors, including the executive’s responsibilities for implementing the Company’s strategic business plan, the executive’s contributions in the revenue producing units of the Company, peer group compensation levels, as well as the executive’s potential overall compensation. The 2005 base salaries of Mr. Billings and Mr. Friedman were set at $480,000 each. When Mr. Friedman retired and Mr. Billings became Chairman and Chief Executive Officer, Mr. Billings’ 2005 base salary of $480,000 and other compensation remained unchanged. Under the 2005 bonus criteria described under Annual Bonuses above, neither Mr. Billings nor Mr. Friedman received a bonus for 2005. As described above, on August 5, 2005 Mr. Billings received a grant of 125,000 shares of Restricted Stock under the Company’s Long Term Incentive Plan. Messrs. Billings and Friedman received no other compensation in 2005.

Tax Considerations

Section 162(m) of the Code generally denies a tax deduction to any publicly-held company for compensation paid to the company’s Chief Executive Officer and the four most highly compensated executive officers (other than the Chief Executive Officer) which exceeds $1 million. Section 162(m) of the Code provides an exemption to this limitation on deductions for compensation which meets certain “performance based” criteria. Generally, all incentive compensation paid to the Company’s Chief Executive Officer and the four other highest paid executive officers that exceeds $1 million is paid pursuant to plans that are performance-based and is exempt from the limitations of Section 162(m). The Company believes that the primary purpose of executive compensation should be to motivate executives to implement the Company’s strategic plans in order to increase shareholder value. To the extent that achieving that purpose is consistent with making executive compensation tax deductible pursuant to Section 162(m) of the Code, it is the Company’s intention to pay executive compensation that is fully tax deductible. However, the Committee believes that there are circumstances in which the provision of compensation that is not fully deductible may be more consistent with the compensation philosophy and objectives of the Committee and/or may be in the best interests of the Company and its shareholders. The Committee’s ability to exercise discretion and to retain flexibility in this regard may, in certain circumstances, outweigh the advantages of qualifying all compensation as deductible under Section 162(m). The Committee believes that the compensation of executive officers has been appropriately structured and administered so that a substantial component of total compensation is dependent upon, and directly related to, the Company’s performance.

Respectfully submitted,

Daniel J. Altobello, Chairman

Peter A. Gallagher

John T. Wall

Summary Compensation Table

The following table shows the compensation for the Company’s Chairman and Chief Executive Officer and the next four highest compensated executive officers with their current titles for the fiscal year ended December 31, 2005. Also included is Emanuel J. Friedman, who served as Co-Chairman and Co-Chief Executive Officer along with Mr. Billings, until Mr. Friedman’s retirement on April 27, 2005.

Name and Principal Position	Year						Long Term Compensation Awards			All Other Compensation($)†
		Annual Compensation					Restricted Stock Awards($)(1)		Securities Underlying Options/SARs
		Salary($)		Bonus($)	Other Annual Compensation($)
Eric F. Billings Chairman and Chief Executive Officer	2005	480,000	(2)	—	90,739	(3)	1,612,500	(4)	—	—
	2004	480,000		9,367,887	—		882,473	(5)	—	—
	2003	480,000		8,977,838	—		—		—	—

J. Rock Tonkel Jr. President and Head of Investment Banking	2005	250,000	(6)	2,315,396	560,172	(7)	1,444,800	(8)	—
	2004	250,000		7,254,456	184,680	(3)	1,995,544	(9)	—	—
	2003	250,000		5,075,000	—		2,419,470	(10)	—	—

Richard J. Hendrix President and Chief Operating Officer	2005	250,000	(6)	—	590,421	(11)	1,444,800	(8)	—	—
	2004	250,000		6,633,348	167,480	(12)	2,559,152	(13)	—	—
	2003	250,000		3,988,974	—		2,002,320	(14)	—	—

Kurt R. Harrington	2005	250,000		548,501	23,345	(3)	275,250	(15)	—	—
Senior Vice President,	2004	250,000		986,753	11,400	(3)	169,118	(16)	—	—
Chief Financial Officer and Treasurer	2003	200,000		772,000	—		278,100	(17)	—	—

William J. Ginivan Senior Vice President and Chief Legal Officer	2005	250,000		548,501	23,345	(3)	550,500	(18)	—	—
	2004	250,000		986,753	11,400	(3)	169,118	(16)	—	—
	2003	225,000		602,000	—		278,100	(17)	—	—

Emanuel J. Friedman(19) Co-Chairman and Co-Chief Executive Officer	2005	200,000		—	58.098	(3)
	2004	480,000		9,367,887	—		882,473	(5)	—	—
	2003	480,000		8,977,838	—		—		—	—

(1)	In the aggregate as of December 31, 2005, the executive officers (including Mr. Friedman, who retired as Co-Chairman and Co-Chief Executive Officer on April 27, 2005, and Mr. Robert Kiernan) held 1,020,295 shares of Restricted Stock valued at $10,100,920, based on the closing price of the Company’s stock on December 30, 2005. Restricted Stock awards are valued based on the closing price of the Company’s unrestricted stock on the date of grant. Dividends are paid on Restricted Stock.

(2)	On March 15, 2006, as recommended by the Compensation Committee of the Board of Directors, the Board’s independent directors approved a 2006 salary increase for Mr. Billings to $960,000, as disclosed in the Company’s 2005 Form 10-K filed March 16, 2006.

(3)	Consists of dividends paid on Restricted Stock granted pursuant to the Company’s Long Term Incentive Plan.

(4)	Consists of 125,000 shares of Restricted Stock awarded in August 2005, as disclosed in current report on Form 8-K filed July 28, 2005.

(5)	Consists of 47,293 shares of Restricted Stock awarded in February 2005 for performance during fiscal year 2004.

(6)	On March 15, 2006, as recommended by the Compensation Committee of the Board of Directors, the Board approved a 2006 salary increase for Messrs. Tonkel and Hendrix to $750,000 each, as disclosed in the Company’s 2005 Form 10-K filed March 16, 2006.

(7)

Consists of $375,582 in dividends paid on Restricted Stock granted pursuant to the Company’s Long Term Incentive Plan. Also consists of income realized from May 2005 exercise of 15,000 warrants to purchase shares of Meadowbrook Insurance Group, based on fair market value of shares at time of exercise, and market value at time of receipt of 5,001 shares of Fieldstone Investment Corporation, 5,000 shares of Medical Properties Trust and 2,500 shares of Northstar Realty Finance received as compensation in 2005, which represent the final allocation of shares in connection with his 2003 and 2004 activities in investment banking. In addition, in 2005 Mr. Tonkel received as compensation 6,000 warrants to purchase shares of Tower Group, Inc., which under the trinomial model are valued at $114,816.

(8)	Consists of 112,000 shares of Restricted Stock awarded in August 2005, as disclosed in current report on Form 8-K filed July 28, 2005.

(9)	Consists of 106,943 shares of Restricted Stock awarded in February 2005 for performance during fiscal year 2004.

(10)	Consists of 87,000 shares of Restricted Stock awarded in March 2004 for performance during fiscal year 2003.

(11)	Consists of $383,071 in dividends paid on Restricted Stock granted pursuant to the Company’s Long Term Incentive Plan, and market value at time of receipt of 4,250 shares of Ashford Hospitality Trust and 16,000 shares of Medical Properties Trust received as compensation in 2005, which represent the final allocation of shares for his 2003 activities in investment banking, not in connection with his activities as an executive officer of the Company.

(12)	Consists of dividends paid on Restricted Stock granted pursuant to the Company’s Long Term Investment Plan. In addition, in 2004 Mr. Hendrix received 60,000 warrants to purchase shares of Highland Hospitality Corporation as compensation for his 2003 activities in investment banking, not in connection with his activities as an executive officer of the Company, which under the trinomial model are valued at $189,960.

(13)	Consists of 136,638 shares of Restricted Stock awarded in February 2005 and in September 2004 for performance during fiscal year 2004.

(14)	Consists of 72,000 shares of Restricted Stock awarded in March 2004 for performance during 2003.

(15)	Consists of 25,000 shares of Restricted Stock awarded in February 2006 for performance during 2005, as disclosed in current report on Form 8-K filed February 14, 2006.

(16)	Consists of 9,064 shares of Restricted Stock awarded in February 2005 for performance during fiscal year 2004.

(17)	Consists of 10,000 shares of Restricted Stock awarded in March 2004 for performance during 2003.

(18)	Consists of 50,000 shares of Restricted Stock awarded in February 2006 for performance during, and for additional responsibilities assumed in, 2005, as disclosed in current report on Form 8-K filed February 14, 2006.

(19)	Mr. Friedman retired as Co-Chairman and Co-Chief Executive Officer on April 27, 2005, and is included in this table pursuant to applicable SEC regulations.

†	As discussed in the Report on Executive Compensation above, the Company does not provide to the named executive officers perquisites or other personal benefits such as personal financial or tax advice, income tax preparation fees, housing or other living expenses, personal travel, car allowances, commuting expenses or payment of uninsured medical costs. The Company does not provide tax “gross up” payments or other tax reimbursement payments to our named executive officers. The Company maintains corporate golf memberships at two facilities in the Washington, D.C. metropolitan area, which are used for business purposes. The membership in one facility is in the name of Mr. Hendrix because the club rules do not permit membership by the Company.

The Company has an Employee Stock Purchase Plan (“ESPP”) that is open to employees meeting certain eligibility conditions. The named executive officers are eligible to participate in the ESPP on the same terms as other employees. The named executive officers are eligible to participate in the Company’s group health insurance and life insurance benefit programs on the same terms as other employees. The Company does not provide defined benefit plans or other retirement benefits to the named executive officers, other than a defined contribution savings plan available to all Company employees pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. During 2005, FBR initiated matching contributions to certain employee contributions made under that plan. However, none of the named executive officers were eligible to receive such matching contributions in 2005.

The Company has no employment contracts, contractual provisions or other arrangements with any of the named executive officers which provide for payments at, following, or in connection with the resignation, severance, retirement or other termination (including constructive termination) of a named executive officer. Unvested stock options and restricted stock awards held by grantees, including named executive officers, may vest upon retirement, a change of control or following a change of control as provided under the terms of the Long Term Incentive Plan and prior plans.

Aggregated Option Exercises and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Eric F. Billings	—	—	—	—	—	—
J. Rock Tonkel Jr.	—	—	200,000	—	—	—
Richard J. Hendrix	—	—	—	—	—	—
William J. Ginivan	—	—	—	—	—	—
Kurt R. Harrington			25,750	—	—	—

(1)	Based on a closing price on the New York Stock Exchange on December 30, 2005 of $9.90.

Audit Committee Report

The following report is submitted by the Audit Committee of the Board of Directors, which is composed of four of the Company’s independent, non-employee directors, Mr. Harlan, Chairman, and Mr. Altobello, Mr. Gallagher and Mr. Wall. The Board of Directors has concluded that each member of the Audit Committee is an “independent” director under the enhanced independence standards for audit committee members in the rules promulgated by the SEC under the Securities Exchange Act of 1934 and in the NYSE listing standards. The Board of Directors has determined that Mr. Harlan is qualified as an audit committee financial expert, within the meaning of SEC regulations, and possesses related financial management expertise within the meaning of the listing standards of the NYSE.

The Audit Committee assists the Board of Directors in monitoring the Company’s financial reporting process. The Company has primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for expressing an opinion on the Company’s consolidated financial statements and on its internal control over financial reporting as of December 31, 2005 and on its 2004 and 2003 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2005 Annual Report on SEC Form 10-K with the Company’s management and its independent registered public accountants. The Audit Committee discussed with the PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with PwC its independence from the Company and its management including the matters in the written disclosures provided to the Audit Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has considered the compatibility of non-audit services with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Also, in accordance with its Charter, the Audit Committee met quarterly with its independent registered public accountants and with senior financial management to review their work and the financial results reported for the quarter, and otherwise complied with all provisions of its Charter.

Respectfully submitted,

Stephen D. Harlan, Chairman

Daniel J. Altobello

Peter A. Gallagher

John T. Wall

STOCK PERFORMANCE GRAPH

The following graph compares the change in the cumulative total shareholder return for the Company’s Class A common stock with the comparable cumulative return of two indexes: the Standard & Poors (“S&P”) 500 Stock Index and the FSA Mid-Cap Index published by Financial Service Analytics, Inc.

The Company’s Class A common stock trades on the New York Stock Exchange. The graph assumes $100 invested on December 31, 2000 in the Company’s Class A common stock and $100 invested at the same time in each of the above mentioned indexes. The comparison assumes that all dividends are reinvested.

Friedman, Billings, Ramsey Group, Inc.

	FBR Prices(1)	FBR Indexed	FSA Mid-Cap	S&P 500 Indexed
Dec-00	$6.56	$100	$100	$100
Dec-01	5.19	79	106	88
Dec-02	9.36	143	105	69
Dec-03	23.08	376	170	88
Dec-04	19.39	340	228	98
Dec-05	9.90	194	318	103

(1)	Closing price of the Company’s Class A common stock on the NYSE on December 31 of the indicated year.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Directors does not know of any matters that will be brought before the meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting, it is intended that the persons named in and acting under the enclosed form of proxy or their substitutes will vote thereon in accordance with their best judgment.

ANNUAL REPORT TO SHAREHOLDERS

The Company’s 2005 Annual Report to Shareholders is enclosed with this Proxy Statement.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

A shareholder who wishes to introduce a proposal for consideration at the Company’s 2007 Annual Meeting may seek to have that proposal included in the Company’s proxy statement pursuant to SEC Rule 14a-8. To qualify for this, the proposal must be received at the Company’s principal executive offices not later than December 31, 2006 and must satisfy the other requirements in the Company’s Bylaws and/or Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included.

A shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors in compliance with applicable Virginia state law and the Company’s Bylaws. The Company’s Bylaws provide that any such proposals or nominations for the Company’s 2007 Annual Meeting must be received by the Company no earlier than February 8, 2007, and no later than March 10, 2007. Any such notice must satisfy the other requirements with respect to such proposals and nominations contained in the Company’s Bylaws. If a shareholder fails to meet these requirements or deadlines or fails to comply with the requirements of SEC Rule 14a-8 (if applicable), such proposals will be considered out of order and will not be acted upon at the Company’s 2007 Annual Meeting. The Company may exercise discretionary voting authority under proxies it solicits to vote against any such proposal.

ANNUAL MEETING OF SHAREHOLDERS OF

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

June 8, 2006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

¯ Please detach along perforated line and mail in the envelope provided.¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

AS SHOWN HERE ☒

1. To elect the nine directors of the Company.

NOMINEES
☐ FOR ALL NOMINEES	O	Eric F. Billings
	O	Daniel J. Altobello
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O O	Peter A. Gallagher Stephen D. Harlan
	O	Russell C. Lindner
☐ FOR ALL EXCEPT	O	Ralph S. Michael, III
(See instructions below)	O	W. Russell Ramsey
	O	Wallace L. Timmeny
	O	John T. Wall

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for 2006.	☐	☐	☐

3.	To act upon such other matters as may properly come before the annual meeting or any adjournment or postponement thereof.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted “FOR” the proposals set forth above. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

The signer hereby revokes all previous proxies given by the signer to vote at the annual meeting or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Shareholder                      Date:                     , 2006 Signature of Shareholder                      Date:                     , 2006

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

1001 Nineteenth Street North

Arlington, VA 22209

Proxy

ANNUAL MEETING OF SHAREHOLDERS

JUNE 8, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 8, 2006 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby appoints William J. Ginivan, Kurt R. Harrington and Richard B. Nash or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all common stock of the undersigned in Friedman, Billings, Ramsey Group, Inc. at the Annual Meeting of Shareholders to be held at the Ritz-Carlton Georgetown Hotel, 3100 South Street, N.W., Washington, D.C. 20007, on Thursday, June 8, 2006 at 9:00 a.m., and at any adjournment or postponement thereof, in the manner stated herein as to the following matters and in their discretion on any other matters that may properly come before the meeting or at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)